EXHIBIT 4.5

FIRST AMENDMENT TO WARRANT

This First Amendment to Warrant (this “Amendment”) is entered into as of July 7, 2016, by and between COMERICA VENTURES INCORPORATED (“Ventures”) and ALKAMI TECHNOLOGY, INC., a Delaware corporation (“Company”).

RECITALS

A. WHEREAS, on July 2, 2014, Company issued to COMERICA BANK (“Bank”) a Warrant to Purchase Stock (the “Warrant”).

B. WHEREAS, on or about July 2, 2014, Bank transferred the Warrant to Ventures.

C. WHEREAS, Ventures, as holder of the Warrant, and Company mutually desire to amend the Warrant in accordance with the terms of this Amendment.

D. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant.

NOW, THEREFORE, the parties agree as follows:

1. The reference on the first page of the Warrant to “Expiration Date: July 2, 2024 (Subject to Section 4.1)” is deleted and replaced with “Expiration Date: July 7, 2026 (Subject to Section 4.1)”.

2. Section 1.5 of the Warrant is amended and restated to read in its entirety as follows:

“[Reserved].”

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Warrant. The Warrant, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Ventures under the Warrant, as in effect prior to the date hereof.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALKAMI TECHNOLOGY, INC.

By:	/s/ Douglas Linebarger

Name:	Douglas Linebarger
Title:	General Counsel

COMERICA VENTURES INCORPORATED

By:	/s/ LaReeda Rentie

Name:	LaReeda Rentie
Title:	Assistant Vice President

[Signature Page to First Amendment to Warrant]